Exhibit 23.1

Deloitte Accountants B.V.
Flight Forum 1
5657 DA Eindhoven
P.O. Box 782
5600 AT Eindhoven
Netherlands

Tel: +31 (40) 2345000
Fax: +31 (40) 2345407
www.deloitte.nl
ASML Holding N.V.
De Run 6501
5504 DR VELDHOVEN

Date April 20, 2007	From: P.J.M.A. van de Goor	Our reference op9943
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference, in this Registration Statement on Form S-8 of ASML Holding N.V. (the “Company”) of our report dated January 26, 2007, relating to the financial statements of the Company and management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2006 filed with the Commission on January 26, 2007.
/s/ Deloitte Accountants B.V.

Deloitte Accountants B.V.
Deloitte Accountants B.V. is registered with the Trade Register of the Chamber of Commerce and Industry in	Member of
Rotterdam number 24362853.	Deloitte Touche Tohmatsu